IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


JOHN WINSTON,                        )
                                     )
         Plaintiff,                  )
                                     )
         v.                          )              C.A. Nos. 14807 & 15416
                                     )
LEONARD S. MANDOR, ROBERT A.         )
MANDOR, JOAN LEVINE, HARVEY          )
JACOBSON, GREGORY MCMAHON,           )
GEOFFREY S. AARONSON, MILESTONE      )
PROPERTIES, INC. and CONCORD ASSETS  )
GROUP, INC.,                         )
                                     )
         Defendants.                 )

                     STIPULATION AND AGREEMENT OF SETTLEMENT


         THIS STIPULATION AND AGREEMENT OF SETTLEMENT (together with all exhibits, the "Stipulation") is entered into this 5th day of August, 1998 by and among (i) JOHN WINSTON (the "Plaintiff"), suing on his own behalf, purportedly on behalf of all holders of the $.78 Convertible Series A preferred stock, par value $.01 per share (the "MPI Preferred Stock") of MILESTONE PROPERTIES, INC. ("MPI"), a Delaware corporation, and derivatively on behalf of MPI, and (ii) LEONARD S. MANDOR, ROBERT A. MANDOR, JOAN LEVINE, HARVEY JACOBSON, GREGORY MCMAHON, GEOFFREY S. AARONSON, MPI and CONCORD ASSETS GROUP, INC., a New York corporation ("Concord") (collectively, the "Defendants") through their undersigned counsel.

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                  WHEREAS:

         A. MPI, through its own operations and those of its subsidiaries, is engaged in the business of acquiring, owning, managing and developing real estate, and other real estate related businesses.
         B. Defendants Leonard S. Mandor, Robert A. Mandor, Geoffrey Aaronson, Harvey Jacobson and Gregory McMahon are directors and/or executive officers of MPI, and at the time of the Transactions (as defined herein) were, along with Defendant Joan LeVine, directors and/or executive officers of MPI.
         C. Defendants Geoffrey Aaronson, Harvey Jacobson and Gregory McMahon were, at the time of the Transactions, the only members of the Related Party Transaction Committee of MPI's Board of Directors, which committee was appointed by the Board to evaluate the fairness of possible transactions with parties related to MPI, including the Acquisition (as defined herein) challenged by the Plaintiff.
         D. In September 1995, MPI distributed to each holder of MPI common stock, par value $.01 per share (the "MPI Common Stock"), and to each holder of MPI Preferred Stock, a Proxy Statement - Information Statement dated September 12, 1995 (the "Proxy Statement") describing certain transactions to be considered and approved at a Special Meeting of MPI's stockholders held on October 23, 1995, whereby: (i) MPI would acquire certain wraparound notes, wraparound mortgages and fee interests from subsidiaries and affiliates of Concord in exchange for $500,005 in cash and the issuance to such subsidiaries and affiliates of Concord of 2,544,654 shares of MPI Common Stock (the "Acquisition"); (ii) 16 properties owned by MPI would be transferred (the

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

"Transfer") to Union Property Investors, Inc. ("UPI"), a Delaware corporation and a then wholly-owned subsidiary of MPI; and (iii) UPI would be recapitalized (the "Recapitalization") and thereafter, all of the outstanding shares of UPI's Common Stock would be distributed to the holders of MPI Common Stock (the "MPI Common Stockholders") on a share-for-share basis and for no consideration (the "Spin-Off") (the Acquisition, the Transfer, the Recapitalization, the Spin-Off, and the transactions contemplated thereby, including, without limitation, the actions undertaken at and in connection with the Special Meeting of MPI's stockholders held on October 23, 1995, and the documents prepared in connection therewith, including, without limitation, the Proxy Statement, are collectively referred to herein as the "Transactions"). The Acquisition required the approval of a majority of the shares of MPI Common Stock, and the Transfer and Spin-Off were contingent on the approval of the Acquisition. On October 23, 1995, the MPI Common Stockholders approved the Acquisition. The Transfer and the Spin-Off were completed in October 1995 and November 1995, respectively.
         E. On January 30, 1996, the Plaintiff, a holder of MPI Preferred Stock, filed a class action complaint (the "Complaint") on behalf of all holders of shares of MPI Preferred Stock (the "MPI Preferred Stockholders") in the Delaware Court of Chancery (the "Court"), Civil Action No. 14807, claiming that the Transactions breached the Defendants' fiduciary duty and an implied obligation of good faith owed to the holders of the MPI Preferred Stock (the "First
Action"). On February 12, 1996, the Defendants moved to dismiss the Complaint pursuant to Chancery Court Rule 12(b)(6) for failure to state a claim.
     F.   The Plaintiff filed an Amended Class Action  Complaint on June 5, 1996
          (the
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"Amended   Complaint")   that  included   additional   counts   challenging  the
Transactions as violating Section 271 of the Delaware General Corporation Law ("Section 271") and several provisions of the Certificate of Designations governing the MPI Preferred Stock (the "Certificate of Designations"). On June 19, 1996, the Defendants moved to dismiss the Amended Complaint. On October 25, 1996, the Court ruled that the remedy of rescission would not be available in the action. See Winston v.
Mandor, Del. Ch., C.A. No. 14807, Steele, V.C.
         G. While the remainder of the Defendants' motion to dismiss was before the Court, the Plaintiff, on December 9, 1996, filed a second action against the same defendants, Civil Action No. 15416 (the "Second Action"), and sought dismissal, without prejudice, of the First Action (collectively, the "Actions"). The Second Action contained a single claim alleging that the Transactions constituted a breach of fiduciary duty to the MPI Preferred Stockholders. The Defendants moved to dismiss, or in the alternative, to stay the Second Action.
         H. By Memorandum Opinion and Order dated May 12, 1997, the Court granted in part and denied in part the Defendants' motions to dismiss. The Court dismissed the Second Action in its entirety, dismissed the breach of fiduciary duty claim in the First Action for failure to state a claim, and dismissed the
Section 271 claim on the ground that the Plaintiff had no standing to sue under such section. The Court also denied the motion to dismiss the Plaintiff's contractual claims in the First Action against MPI alleging breaches of the Certificate of Designations, and granted leave to further amend the Amended
Complaint to assert a derivative claim challenging the fairness of the Acquisition. The Plaintiff subsequently filed an amended complaint asserting a breach of fiduciary duty claim.

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

         I. On June 4, 1997, the Plaintiff appealed the May 12, 1997 Order of the Court (the "Appeal") dismissing the Second Action. On June 11, 1997, the Defendants moved to dismiss the Plaintiff's appeal and cross-appealed from the portion of the Order which denied the motion to dismiss certain causes of action in the First Action (the "Cross Appeal").
         J. On October 30, 1997, the parties hereto entered into a certain Stipulation and Agreement of Settlement (the "Prior Stipulation") in connection with a previous proposed settlement (the "Prior Settlement") of the Actions. Pursuant to the terms of the Prior Settlement, if approved and consummated, MPI and its stockholders would have released all derivative claims arising in connection with the Transactions and the holders of the MPI Preferred Stock between October 23, 1995 and the date on which the Prior Settlement was consummated would have released any claims they may have had against MPI and the other named Defendants arising out of the Transactions. Each MPI Preferred Stockholder who did not opt out of the Prior Settlement and who owned shares of the MPI Preferred Stock on the date that the Prior Settlement was consummated would surrender their shares of MPI Preferred Stock to a wholly-owned subsidiary of Concord, and receive in exchange for each share of MPI Preferred Stock surrendered, $0.75 in cash payable by MPI plus one share of Preferred Stock of such Concord subsidiary. The Preferred Stock of the Concord subsidiary would have had a liquidation preference of $2.25 per share, would have been required to be redeemed by the Concord subsidiary at $2.25 per share after five years, and would have had no voting or dividend rights. In addition, any holder of the Concord subsidiary's preferred stock who did not want to wait the full five years for such shares to be redeemed could have had shares redeemed by the Concord subsidiary at the following prices prior to the fifth year: within 2 years after the Prior Settlement - $1.00 per share; 2-3 years after the Prior Settlement - $1.40 per share;

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3-4 years after the Prior  Settlement  - $1.60 per share;  4 - 5 years after the
Prior Settlement - $1.90 per share. The Concord subsidiary's redemption obligations would have been secured by a Letter of Credit.
         K. Upon executing the Prior Stipulation, the parties asked the Supreme Court of the State of Delaware (the "Supreme Court") to remand the matter to the Court for consideration of the terms of the Prior Stipulation and the actions to be undertaken thereby as required by Chancery Court Rules 23(e) and 23.1.
         L. By correspondence of April 22, 1998, Defendants' counsel informed the Supreme Court and the Court that the Plaintiff had withdrawn from the Prior Settlement. By order of June 11, 1998, the Supreme Court dismissed the Appeal and the Cross Appeal as interlocutory appeals not taken in compliance with Delaware Supreme Court Rule 42, but said that the dismissal ruling did not preclude the Court from determining, upon appropriate application, whether a final judgment should be entered pursuant to Rule 54(b) of the Court.
         M. The Plaintiff enters into this Stipulation after taking into account
(i) the benefits to the MPI Preferred  Stockholders and MPI from the Settlement,
(ii) the risks of continued litigation, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and
(iv) the conclusion by the Plaintiff and his counsel that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of MPI and the MPI Preferred Stockholders.
         N. The Defendants enter into this Stipulation after taking into account
(i) MPI's indemnification obligations to the individual Defendants under its Certificate of Incorporation, as

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

amended, and its By-laws, (ii) the Settlement's resolution of all claims or potential claims by the MPI Preferred Stockholders and derivative claims by the stockholders of MPI relating to, or arising from, the Transactions (iii) the Settlement's beneficial impact on the MPI Common Stockholders by settling claims of MPI Preferred Stockholders relating to the right of MPI Preferred Stockholders to convert their shares into MPI Common Stock at a higher ratio as part of the Transactions, and (iv) avoiding delay and significant expenses associated with continued litigation.
         O. The Defendants have denied and continue to deny that any of them has committed or has threatened to commit any violations of law or breaches of duty to MPI, the Plaintiff or the MPI Preferred Stockholders, but because of the expense, inconvenience and uncertainty of continued litigation, consider it desirable that the Actions be settled and dismissed.
         P. The parties hereto desire to settle and dismiss with prejudice the Actions and any and all claims that have been or could have been asserted therein directly or indirectly by any and all members of the Settlement Class (as defined herein) and any derivative claims arising out of or relating to the Transactions (the "Settlement Claims") on the terms and subject to the conditions set forth in this Stipulation.
         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows, subject to court approval as set forth below:
                                                     ARTICLE I

                                                    DEFINITIONS


Section 1.1 Definitions. As used in this Stipulation, except as otherwise expressly provided or unless the context otherwise requires:

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     (a) the words  "herein,"  "hereof,"  and  "hereunder"  and  other  words of similar import refer to this Stipulation as a whole and not to any particular Article, Section or other subdivision;
     (b) the words "including," "include," and "includes" followed by one or more examples are intended to be illustrative and shall not be deemed to limit the scope of the classification or category to the examples listed, and shall be read to mean "including, without limiting the scope or generality of the foregoing;" and

     (c) the following capitalized terms shall have the meanings respectively assigned to them below, and include the plural as well as the singular:
          "Acquisition"  shall  have the  meaning  set  forth  in the  Recitals;
               "Actions" shall have the meaning set forth in the Recitals; "Amended Complaint" shall have the meaning set forth in the Recitals; "Appeal" shall have the meaning set forth in the Recitals; "Business Day" is a day on which the New York Stock Exchange is open for trading; "Cash Payment" shall have the meaning set forth in Section 2.1; "Certificate of Designations" shall have the meaning set forth in the Recitals; "Class Claims" shall have the meaning set forth in Section 3.1(a); "Complaint" shall have the meaning set forth in the Recitals; "Concord" shall have the meaning set forth in the Introduction; "Court" shall have the meaning set forth in the Recitals; "Cross-Appeal" shall have the meaning set forth in the Recitals; "Defendants" shall have the meaning set forth in the Introduction; "Defendants' Affiliates" shall have the meaning set forth in Section 3.1(a);

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

          "Derivative  Claims"  shall  have the  meaning  set  forth in  Section
               3.1(b); "Exchange Act" means the Securities Exchange Act of 1934, as amended; "Exchange Agent" shall have the meaning set forth in
               Section 4.6; "Final Opt-Out Date" shall have the meaning set forth in Section 4.3; "Final Order" shall have the meaning set forth in Section 4.5; "First Action" shall have the meaning set forth in the Recitals; "Letter of Transmittal" shall have the meaning set forth in Section 4.6; "MPI" shall have the meaning set forth in the Introduction; "MPI Certificate" shall have the meaning set forth in Section 4.6; "MPI Common Stock" shall have the meaning set forth in the Recitals; "MPI Common Stockholders" shall have the meaning set forth in the Recitals; "MPI Preferred Stock" shall have the meaning set forth in the Introduction; "MPI Preferred Stockholders" shall have the meaning set forth in the Recitals; "Opt-Out Shares" are shares of MPI Preferred Stock held by Record MPI Preferred Stockholders who (i) formally file a notice in the manner set forth in Section 4.3 herein informing the Court of their desire to opt out of the Settlement and not be considered members of the Settlement Class and (ii) do not sell, transfer, assign or otherwise convey such shares of MPI Preferred Stock prior to the Settlement Effective Date; "Plaintiff" shall have the meaning set forth in the Introduction; "Potential Settlement Class Members" means all holders of shares of MPI Preferred Stock as of October 23, 1995 and their successors in interest through the Settlement Effective Date, including the Record MPI Preferred Stockholders but excluding Defendants and Defendants'

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


          Affiliates; "Prior Settlement" shall have the meaning set forth in the Recitals; "Prior Stipulation" shall have the meaning set forth in the Recitals; "Proxy Statement" shall have the meaning set forth in the Recitals; "Recapitalization" shall have the meaning set forth in the Recitals; "Record Date" shall have the meaning set forth in Section 4.2; "Record MPI Preferred Stockholders" means all holders of shares of MPI Preferred Stock as of the Record Date, excluding Defendants and Defendants' Affiliates; "Released Persons" shall have the meaning set forth in Section 3.1(a); "Scheduling Order" shall have the meaning set forth in Section 4.1; "SEC" shall mean the Securities and Exchange Commission; "Second Action" shall have the meaning set forth in the Recitals; "Section 271" shall have the meaning set forth in the Recitals; "Securities Act" means the Securities Act of 1933, as amended; "Settled Claims" shall have the meaning set forth in Section 3.1(c); "Settlement" shall have the meaning set forth in the Recitals; "Settlement Claims" shall have the meaning set forth in the Recitals; "Settlement Class" means all Potential Settlement Class Members who do not opt out of the Settlement, temporarily certified by the Court solely for purposes of the Settlement; "Settlement Consideration" means the Cash to be paid to the Settlement Consideration Recipients; "Settlement Consideration Recipients" means Settlement Class members who own shares of

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          MPI  Preferred Stock as of the Settlement Effective Date;  "Settlement
               Effective Date" means the date on which the Final Order approving the Settlement becomes final and is no longer subject to appeal,
               whether  by  the  passage  of  time,   affirmance  on  appeal  or
               otherwise; "Settlement Hearing" shall have the meaning set forth in Section 4.4; "Settlement Notice" shall have the meaning set forth in Section 4.1; "Spin-Off" shall have the meaning set forth in the Recitals; "Stipulation" shall have the meanings set forth in the Introduction; "Supreme Court" shall have the meaning set forth in the Recitals; "Transactions" shall have the meaning set forth in the Recitals; "Transfer" shall have the meaning set forth in the Recitals; and "UPI" shall have the meaning set forth in the Recitals.

                 ARTICLE II

                THE EXCHANGE OF MPI PREFERRED STOCK AND RELEASES
                              FOR THE CASH PAYMENT


         Section 2.1 Settlement Consideration. As of the Settlement Effective Date, each Settlement Consideration Recipient shall, in consideration of the releases and discharge of the Settled Claims provided for in this Stipulation and the transfer to MPI of each share of MPI Preferred Stock held by such Settlement Consideration Recipient as of the Settlement Effective Date, be entitled to receive $3.00 in cash (the "Cash Payment" or the "Settlement Consideration") from MPI on behalf of the Defendants.

                                                    ARTICLE III

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

                                                DISCHARGE OF CLAIMS
         Section 3.1. Release of Claims. In consideration of the benefits to MPI and the Settlement Class described in the Recitals and Section 2.1 hereof, and subject to the approval of the Court as provided for herein, the Class Claims and the Derivative Claims, as described below, shall be released as follows:
         (a) Release of Class Claims. MPI, the Plaintiff and each Settlement Class member shall fully, finally and forever compromise, settle, release and dismiss with prejudice pursuant to the terms and conditions as set forth herein, any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, contingent or absolute, known or unknown, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, material or immaterial, legal or equitable, (i) which have been, could have been, or in the future can or might be, asserted in the Actions or otherwise by the Plaintiff or any member of the Settlement Class, whether individual or class, (including, without limitation, claims arising under the federal securities laws), against any of the Defendants in the Actions or any of their families, affiliates, associates and subsidiaries, and each of their respective present or former officers, directors, stockholders, agents, employees, attorneys, representatives, financial and other advisors, investment or commercial bankers, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Defendants' Affiliates") and any other person or entity acting for or on behalf of any Defendant (collectively, the "Released Persons"), and (ii) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts,

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


representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the Actions (the "Class Claims").
         (b) Release of Derivative Claims. MPI, the Plaintiff, each Settlement Class member, each MPI Common Stockholder and each MPI Preferred Stockholder shall fully, finally and forever compromise, settle, release and dismiss with prejudice pursuant to the terms and conditions as set forth herein, any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, contingent or absolute, known or knowable, matured or unmatured, material or immaterial, legal or equitable (i) which have been, could have been, or in the future can or might be, asserted in the Actions (including, without limitation, claims arising under the federal securities laws) or otherwise by or on behalf of MPI against any of the Defendants in the Actions or against any Released Person, and (ii) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the

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


Actions (the "Derivative Claims").
         (c) The Class Claims and the Derivative Claims will be referred to collectively herein as the "Settled Claims". The term "Settled Claims" does not include claims arising pursuant to this Stipulation.
                                                    ARTICLE IV

                                                  IMPLEMENTATION


         Section 4.1 The Scheduling Order.. Forthwith after this Stipulation has been signed with due authorization by all counsel for the parties, counsel for the parties shall jointly submit this Stipulation to the Court and shall jointly apply for a scheduling order substantially in the form annexed hereto as Exhibit A (the "Scheduling Order") establishing a date for a hearing to determine the fairness and adequacy of the Settlement, granting conditional class certification, and approving the proposed Notice of Pendency of Class and Derivative Action, Proposed Settlement, Settlement Hearing and Right to Appear to the Settlement Class (the "Settlement Notice") in substantially the form annexed hereto as Exhibit B. The parties hereto hereby consent to the conditional certification of the Settlement Class solely for the purposes of this Stipulation as set forth herein. In the event that this Stipulation shall terminate or be cancelled, or the Settlement shall not become effective for any reason, the conditional class certification and notice order described in this
Section 4.1 shall be vacated and Defendants shall be free to assert any claims or defenses with respect to any subsequent action or proceeding involving or relating to class certification.

     Section 4.2 Notice of Proposed Settlement. MPI shall set a record date (the "Record Date"), which shall be no later than the 15th day following entry of the Scheduling Order, to determine the

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

MPI Common Stockholders who shall be entitled to receive the Settlement Notice and to determine the Potential Settlement Class Members who shall be afforded an opportunity to opt out of the Settlement. Promptly after the Record Date, MPI shall cause the Settlement Notice to be sent to the Plaintiff, each Potential Settlement Class Member, and each MPI Common Stockholder as of the Record Date in the manner directed and approved by the Court. Costs of printing, mailing and publication of the Settlement Notice shall be paid by MPI. MPI will instruct its transfer agent to distribute a copy of the Settlement Notice together with any certificates of shares of MPI Preferred Stock that may be issued after the Record Date. The Settlement Notice shall direct brokers, nominees and others who hold of record for the account of another to provide copies of the Settlement Notice to any persons for whose account they purchase MPI Preferred Stock after the Record Date.
         Section 4.3 Settlement Opt-Out. The Potential Settlement Class Members (other than those who acquire shares of MPI Preferred Stock after the Record
Date) shall have 45 days from the date of the mailing of the Settlement Notice in which to opt out of the Settlement Class and the Settlement (the 45th day shall be referred to herein as the "Final Opt-Out Date") by mailing a letter to the Register in Chancery and to each counsel of record prior to the Final Opt-Out Date setting forth (i) his, her or its name, address, social security number or employer identification number, as applicable, and telephone number,
(ii) the number of shares of MPI Preferred Stock owned and, if available, the certificate number(s) of the stock certificate(s) representing such shares of Stock, (iii) if the shares of MPI Preferred Stock are not or were not held of record or registered in such member's name on the books and records of MPI, the letter shall indicate the name or brokerage firm and account in which such shares of MPI Preferred Stock were registered and shall include evidence

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

of such member's ownership thereof, and (iv) that he, she or it elects to opt out of the Settlement. Any Potential Settlement Class Member who does not return an opt-out election meeting the requirements of this Section 4.3 on or prior to the Final Opt-Out Date shall be deemed a member of the Settlement Class and shall be bound by, and subject to, the terms and conditions of this Stipulation, the Settlement and all court orders affecting the Settlement Class. Any Potential Settlement Class Member who elects to opt out of the Settlement and, prior to the Settlement Effective Date, sells, transfers, assigns or otherwise conveys his, hers or its shares of MPI Preferred Stock, shall not be entitled to receive the Settlement Consideration and his, hers or its shares of MPI
Preferred Stock shall not be deemed to be Opt-Out Shares. MPI Preferred Stockholders who acquire their shares of MPI Preferred Stock after the Record Date shall not be entitled to opt out of the Settlement.
         Section 4.4 Settlement Hearing. A settlement hearing (the "Settlement Hearing") shall be held at such time after the Final Opt-Out Date and at such place as shall be designated by the Court. In connection with the Settlement Hearing, the parties hereto shall file such papers as their counsel believe to be necessary. At the Settlement Hearing, the Court shall consider the fairness of the terms and conditions of the Settlement and all of the transactions contemplated by this Stipulation and whether the Settled Claims should be dismissed with prejudice.
         Section 4.5 Entry of Order. At the Settlement Hearing, counsel for the parties shall submit for entry by the Court an agreed upon proposed Final Order (the "Final Order") in substantially the form annexed hereto as Exhibit C, providing as follows:
     (a) Approving the Stipulation, the Settlement and the transactions contemplated thereby as fair, just, reasonable, adequate and in the best interest of the Settlement Class and the members thereof, and directing the performance of the acts set forth in, and reserving jurisdiction to supervise the administration and consummation of, this Stipulation and the Settlement;
     (b) Determining that the requirements of Rules 23.1 and 23 (e) of the Chancery Court Rules and due process have been satisfied, including inter alia, certification of a Settlement Class and that the class and derivative interests have been adequately represented;
     (c) Dismissing the Actions with prejudice on the merits, extinguishing, discharging and releasing any and all Settled Claims as against any and all Released Persons, and permanently barring the parties, including Plaintiff and all members of the Settlement Class, from asserting, commencing, prosecuting or continuing, either directly, individually, representatively, derivatively or in any other capacity any of the Settled Claims as against any and all Released Persons; and
     (d) Containing provision for the Final Order to be vacated upon notice to the Court of the nonfulfillment or impossibility of fulfillment of any of the conditions set forth in Article V hereof.
         Section 4.6 Cash Distribution. (a) The Defendants shall designate an exchange agent reasonably acceptable to the Plaintiff (the "Exchange Agent") to act as such in connection with effecting the settlement distribution contemplated by Section 2.1.
     (b) Within ten days after the Settlement Effective Date, MPI, on behalf of the Defendants, shall deliver to the Exchange Agent an amount equal to the aggregate Cash Payment to be paid to the Settlement Consideration Recipients pursuant to Section 2.1. In no event shall interest be paid or accrue on any Cash Payment.
     (c) As soon as practicable after the Settlement Effective Date, the Defendants shall cause the Exchange Agent to distribute to each Settlement Consideration Recipient a letter of transmittal

(the "Letter of Transmittal") in a form reasonably acceptable to Plaintiff's counsel which shall specify (i) the manner by which to effect the surrender of the certificate(s) representing such Settlement Consideration Recipient's shares of MPI Preferred Stock (the "MPI Certificates") in exchange for the Cash Payment due to such Settlement Consideration Recipient, and (ii) that delivery shall be effected, and risk of loss and title to MPI Certificates shall pass, upon proper delivery thereof to the Exchange Agent. Upon surrender of an MPI Certificate together with a Letter of Transmittal, duly executed, and in the form and having such other provisions as MPI shall reasonably request, the holder of such MPI Certificate shall be entitled to receive the Cash Payment provided for in
Section 2.1 hereof in exchange therefor from the Exchange Agent, and such MPI Certificate shall thereafter be cancelled. The Exchange Agent shall be directed by MPI to take reasonable steps to contact all Settlement Consideration
Recipients and to assist such Settlement Consideration Recipients in surrendering their MPI Certificates in exchange for the Settlement Consideration.
     (d) From and after the Settlement Effective Date, each MPI Certificate shall be deemed to be conveyed, assigned and transferred to and for the benefit of MPI, shall be cancelled and retired, and shall not evidence as to any holder or former holder thereof any interest in MPI other than the right of the Settlement Consideration Recipients to receive the Settlement Consideration for each share of MPI Preferred Stock formerly represented by such MPI Certificate. If a Cash Payment is to be made to a person other than the one in whose name the MPI Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance and payment that such MPI Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer), with signatures guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.
     (e) Any Cash  Payments  made  available to the Exchange  Agent  pursuant to
Section 4.6(b) and not paid out in exchange for MPI Certificates within one year after the Settlement Effective Date shall be repaid to MPI by the Exchange Agent. MPI shall deposit all such Cash Payments repaid to it pursuant to the previous sentence in trust, in either an interest or a non-interest bearing account, as determined by MPI in its sole discretion, for such Settlement Consideration Recipients who have not exchanged their MPI Certificates for a Cash Payment within one year after the Settlement Effective Date. Any interest accrued on any such funds so deposited shall belong to MPI and be paid to it from time to time. Any funds so deposited and not exchanged for MPI Certificates within seven years after the Settlement Effective Date need not be maintained in trust for such Settlement Consideration Recipients who have not, at such time, exchanged their MPI Certificates for a Cash Payment. After the first anniversary of the Settlement Effective Date, any Settlement Consideration Recipient who has not theretofore delivered or surrendered his or her MPI Certificate to the Exchange Agent shall, subject to applicable law, look to MPI for the Cash Payment to be paid pursuant to Section 2.1. Notwithstanding the foregoing, none of the Exchange Agent, MPI or any other party hereto shall be liable to a Settlement Consideration Recipient for any Cash Payment delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
     (f) The Exchange Agent and MPI shall be entitled to deduct and withhold from the payment of any Settlement Consideration payable to any Settlement Consideration Recipient, such amounts as the Exchange Agent or MPI may be required to deduct and withhold under the Internal

Revenue Code of 1986, as amended from time to time, or any provision of any state, local or foreign law. To the extent that any amounts are so withheld, such withheld amounts shall be treated for all purposes of this Stipulation as having been paid to such Settlement Consideration Recipient.
     (g) In the event that any MPI Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such MPI Certificate to be lost, stolen or destroyed, and, if required by MPI, in its sole discretion, the posting by such person of a bond in such reasonable amount as MPI may direct as indemnity against any claim that may be made against it with respect to such MPI Certificate, the Exchange Agent or MPI shall exchange for such lost, stolen or destroyed MPI Certificate such Cash Payment to which such person would otherwise have been entitled had such MPI Certificate been surrendered in accordance with Section 4.6(c).
                                                     ARTICLE V

                                                    CONDITIONS


         Section 5.1 The Defendants' agreement to settle the Actions on the terms stated herein is contingent upon, and subject to the fulfillment of, each of the following conditions, any or all of which may be waived in writing by the
Defendants:
     (a) The Scheduling Order and the Final Order shall have been approved and entered by the Court in substantially the forms annexed hereto as Exhibit A and Exhibit C, respectively;
     (b) The number of Opt-Out Shares shall not at any time exceed 10% of the shares of MPI Preferred Stock outstanding on the Record Date;
     (c) The Settlement Class shall not be modified by the Court in any manner adverse to the Defendants;

     (d) MPI shall have complied with all applicable requirements of Rule 13(e) of the Exchange Act or received a "no-action letter" from the SEC or separate opinions of counsel from counsel for the Plaintiff and counsel for the Defendants reasonably satisfactory to MPI that the transactions contemplated by the Settlement need not comply with and/or are exempt from, the requirements set forth in Rule 13(e) of the Exchange Act;
     (e) All necessary state securities or "blue sky" filings, permits or approvals required to consummate the Settlement and the other transactions contemplated hereby shall have been made or obtained, the cost of making such filings and obtaining such permits and approvals shall not be greater than $50,000, and no stop order or proceedings seeking a stop order with respect to any such filings, permits or approvals shall be in effect;
     (f) The Defendants shall have made all filings and registrations and shall have received (in form and substance reasonably satisfactory to the Defendants) all consents, authorizations, declarations and approvals necessary to consummate the Settlement and the other transactions contemplated hereby;
     (g) No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent, and no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or governmental entity of competent jurisdiction which prohibits, restrains, enjoins, sets aside or prevents, the consummation of the Settlement or the transactions contemplated hereby and no action, suit, investigation or proceeding shall be pending, or threatened in writing, seeking such relief or damages from any or all of the Defendants related to the Transactions or the Settled Claims which the Defendants reasonably believe would not or might not be barred by the releases given in connection with this Settlement or by the res judicata effect of entry of the Final Order dismissing the Actions with prejudice; and

     (h) The Settlement Effective Date shall not be after June 30, 1999.
         Section 5.2 Termination. In the event that at any time after the date hereof, any of the conditions set forth in Section 5.1 fail to be fulfilled or become impossible of fulfillment, or either party terminates this Stipulation without prejudice, upon notice to the Court and the other parties hereto of the non-fulfillment of any of said conditions, or the impossibility of the fulfillment of any of said conditions, the Court shall vacate the Final Order (if it has been entered) which shall thereafter be of no further force and effect.
                                                    ARTICLE VI


                                                     COVENANTS


         Section 6.1 Cooperation. The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement, obtaining the entry of the Final Order, effectuating the Settlement and the transactions contemplated hereby, and fulfilling the conditions set forth in Article V hereof.
                                                    ARTICLE VII

                                                   MISCELLANEOUS


         Section 7.1 Purpose of Agreement. Counsel for Plaintiff have represented that they have sufficiently investigated the facts and researched the applicable law regarding the claims advanced by the Plaintiff in the Actions and the potential defenses which have been or may be asserted thereto by the
Released Persons. However, by entering into this Stipulation, none of the parties hereto agrees or concedes that the claims or defenses heretofore asserted by any of the other parties hereto, whether in the Actions or otherwise, have merit or do not have merit. The parties acknowledge that this Stipulation is being entered into for the purposes of the Settlement only, there having been no finding of liability of any kind, and to avoid the expense and length of continued proceedings, taking into account the uncertainty and risk inherent in any litigation, especially in complex matters such as the Actions. The parties further acknowledge that this Stipulation will not be disclosed, referred to or offered in evidence in the Actions or in any other proceeding if this Stipulation is terminated for any reason.
         Section 7.2 Stipulation Not Admission. Neither this Stipulation or any exhibit or document referenced herein, nor any action taken to effectuate or further this Stipulation or the Settlement set forth herein is, may be construed as, or may be used as an admission by or against any other parties of any fault, wrongdoing or liability whatsoever, or as a waiver or limitation of any defenses otherwise available to any of the parties. Entering into or carrying out of this Stipulation, the exhibits hereto, and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by any of the parties, or to be a waiver of any applicable defense, and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce or effectuate the provisions of this Stipulation or the provision of any of the exhibits to this Stipulation. No one other than MPI, the Plaintiff, the Defendants and the other parties hereto, the members of the Settlement Class and MPI Common Stockholders is entitled to rely upon this Stipulation. The parties hereto each specifically reserve all rights, claims, demands, defenses, actions or causes of action which each party presently has, or claims to have, against any of the others and nothing contained herein will be deemed to affect the same, until the Settlement Effective Date.
         Section 7.3 Attorneys' Fees. Plaintiff will apply to the Court, at the Settlement Hearing, for an award of legal fees and expenses reasonably incurred by Plaintiff's counsel in connection with the Actions, this Stipulation and the Settlement, in an aggregate amount not to exceed $750,000, which application and amount shall not be challenged by the Defendants. The amounts awarded by the Court shall be paid by MPI, without interest, on the later to occur of the Settlement Effective Date or November 1, 1999. No other legal fees and expenses will be sought by Plaintiff's counsel from the Defendants nor from the Settlement Consideration to be paid under this Settlement.
         Section 7.4 Notices. Any and all notices, requests, consents, directives or communications by any party intended for any other party shall be in writing, shall be given personally, by telecopy (with confirmation acknowledged), or by postage prepaid certified or registered mail, return receipt requested, and shall be deemed delivered on the earlier of (a) the date received and (b) the date four Business Days after the date of a deposit in a United States Postal Depository, and shall be addressed as follows:

If to Plaintiff:

         Rosenthal, Monhait Gross & Goddess
         Suite 1401
         Mellon Bank Center
         P.O. Box 1070
         Wilmington, DE 19899
         Attention: Joseph A. Rosenthal, Esq.
         Telephone:  (302) 656-4433
         Telecopy:  (302) 658-7567

If to Defendants:

         Milestone Properties, Inc.
         150 E. Palmetto Park Road, 4th Floor
         Boca Raton, FL 33432
         Attention: President
         Telephone:  (561) 394-9533
         Telecopy:  (561) 392-8311

With a copy to:

         Prickett, Jones, Elliott, Kristol & Schnee
         1310 King Street
         P.O. Box 1328
         Wilmington, DE 19899
         Attention: Michael Hanrahan, Esq.
         Telephone:  (302) 888-6500
         Telecopy:  (302) 658-8111

and

         Rosenman & Colin LLP
         575 Madison Avenue
         New York, NY 10022
         Attention:  Joel A. Yunis, Esq.
         Telephone:  (212) 940-8666
         Telecopy:  (212) 940-8776

         Any party may, from time to time, change the address to which such written notice, requests, consents, directive or communications are to be mailed, by giving the other parties ten days' prior written notice of the changed address in the manner herein above provided.

         Section 7.5 Costs and Expenses. All reasonable costs and expenses related to the Settlement shall, except as otherwise provided herein, be paid by MPI.
         Section 7.6 Release and Discharge. When the Final Order approving the Settlement becomes final and is no longer subject to appeal, whether by the passage of time, affirmance on appeal or otherwise, and subject to the contingencies contained herein, MPI and its stockholders and each member of the Settlement Class shall be deemed to release and forever discharge each of the Released Persons from the Settled Claims.
         Section 7.7 Settlement Not Enforceable. In the event (a) the Settlement proposed herein is not approved by the Court, (b) the Court approves the Stipulation, but such approval is reversed or vacated on appeal and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or (c) if any of the other conditions to such Settlement are not fulfilled on or prior to June 30, 1999, then the Settlement proposed herein shall be of no further force or effect and the Stipulation and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his or its respective position as it existed prior to the execution of the Stipulation.
         Section 7.8 Authority to Execute. Each of the attorneys executing the Stipulation on behalf of one or more parties hereto warrants and represents that he or she has been duly authorized and empowered to execute the Stipulation on behalf of his or her respective clients.
         Section 7.9 Extensions of Time. Without further order of this Court, the parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation beyond June 30, 1999.

         Section 7.10 Entire Agreement/Modifications. This Stipulation and the exhibits hereto constitute the entire agreement among these parties and no representations, warranties or inducements have been made to the Plaintiff or its counsel concerning this Stipulation or its exhibits other than those representations, warranties and covenants contained herein and in the exhibits hereto. No waiver, modification or amendment of the terms of this Stipulation shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.
         Section 7.11 Binding Agreement. This Stipulation, upon execution and subject only to subsequent approval by the Court and satisfaction of the conditions stated herein, shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, transferees, successors in interest and assigns and upon any corporation, partnership or other entity into or with which any party may merge or consolidate; provided, however, that no assignment by any party hereto shall operate to relieve such party hereto of its obligations hereunder.
         Section 7.12 Third Parties. Nothing in this Stipulation, whether express or implied, is intended to confer any rights or remedies under or by reason of this Stipulation on any persons other than the members of Settlement Class, MPI Common Stockholders, MPI, the Defendants and the Defendants' Affiliates, and the other parties hereto, and their respective successors and assigns, nor is anything in this Stipulation intended to relieve or discharge the obligations or liabilities of any third parties to any party to this Stipulation, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Stipulation.
         Section 7.13 Exhibits. All of the exhibits hereto are incorporated by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.
         Section 7.14 Counterparts. This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
         Section 7.15 Captions. Captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Stipulation or the intent of any provision hereof.
         Section 7.16 Arm's-Length Negotiations. This Stipulation and the exhibits hereto were executed after significant arm's-length negotiations among the parties and reflect the conclusion of counsel for all of the parties to this Stipulation that this Stipulation and the Settlement contemplated hereby are in the best interests of all the parties hereto.
         Section 7.17 Choice of Law. This Stipulation shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of law principles.
         Section 7.18 Waiver. The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

         IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have executed this Stipulation as of August 5, 1998.
                                             ROSENTHAL, MONHAIT, GROSS
                                                     & GODDESS


                                        By:_______________________________
                                            Joseph A. Rosenthal
                                            Kevin Gross
                                            Suite 1401, Mellon Bank Center
                                            Wilmington, DE 19899
                                            302-656-4433
                                            Attorneys for Plaintiff




                                             PRICKETT, JONES, ELLIOTT
                                                 KRISTOL & SCHNEE


                                         By:_____________________________
                                            Michael Hanrahan
                                            April Caso Ishak
                                            1310 King Street
                                            P.O. Box 1328
                                            Wilmington, DE 19899
                                            302-888-6500
                                            Attorneys for Defendants

                                    EXHIBIT A


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


JOHN WINSTON,                       )
                                    )
         Plaintiff,                 )
                                    )
         v.                         )              C.A. Nos. 14807 & 15416
                                    )
LEONARD S. MANDOR, ROBERT A.        )
MANDOR, JOAN LEVINE, HARVEY         )
JACOBSON, GREGORY MCMAHON,          )
GEOFFREY S. AARONSON,               )
MILESTONE PROPERTIES, INC. and      )
CONCORD ASSETS GROUP, INC.,         )
                                    )
         Defendants.

             ORDER SCHEDULING FAIRNESS HEARING AND APPROVING NOTICE


         WHEREAS, the parties to the above-captioned actions (the "Actions") have applied pursuant to Chancery Court Rules 23(a) and 23.1 for an Order to approve the proposed settlement of the Actions in accordance with the Stipulation and Agreement of Settlement entered into by the parties (the "Stipulation");
         NOW, this ____ day of ____________ 1998, upon application of Plaintiffs and Defendants, IT IS HEREBY ORDERED as follows:
         1. A hearing (the "Settlement Hearing") pursuant to Chancery Court Rules 23(e) and 23.1 shall be held on _______, 199_, at __.m. in the Court of Chancery, _____________ County Courthouse, ______________________, Delaware to
determine the fairness, reasonableness and adequacy of the Stipulation and the Settlement (as defined in the Stipulation) and whether the Stipulation and the Settlement should be finally approved by the Court and judgment entered thereon, to consider the adequacy of the class and derivative representative, to conditionally certify the Settlement Class (as defined in the Stipulation) in accordance with Chancery Court Rule 23, to hear and determine any objection to the Settlement, and to consider Plaintiff's application for an award of attorney's fees and expenses.
         2. The Court reserves the right to adjourn the Settlement Hearing without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.
         3. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to the members of the Settlement Class or to MPI Common Stockholders (as defined in the Stipulation).
         4. No later than 60 days prior to the date of the Settlement Hearing, counsel for the Defendants shall cause to be mailed to members of the Settlement Class and to MPI Common Stockholders, by first-class mail, postage prepaid, a Notice of Pendency of Class and Derivative Action, Proposed Settlement and Settlement Hearing (the "Settlement Notice") substantially in the form attached hereto as Exhibit 1. Upon request, MPI shall make available additional copies of the Settlement Notice to enable record holders to provide copies thereof to beneficial owners. Milestone Properties, Inc. ("MPI") will instruct its transfer agent to send a copy of the Settlement Notice together with any certificates of shares of MPI Preferred Stock (as defined in the Stipulation) issued after the Record Date (as defined in the Stipulation). The Settlement Notice shall direct brokers, nominees and others who hold of record for the account of another to provide copies of the Settlement Notice to any persons for whose account they purchase MPI Preferred Stock after the

Record Date.
         5. The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice. Milestone Properties, Inc. shall, on or before the date of the Settlement Hearing directed herein, file proofs of mailing of the Settlement Notice as directed herein.
         6. Any Settlement Class member and any MPI Common Stockholder who objects to the Settlement may appear in person or by his, her or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the Plaintiff and Defendants and their counsel in the Actions shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten days prior to the Settlement Hearing (i) a written notice of the intention to appear, (ii) a detailed statement of such person's objections to any matter before the Court, and (iii) the grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be served by hand or first class mail, postage prepaid, with the Register in Chancery and the following counsel of record at the respective addresses listed below:
                                    REGISTER IN CHANCERY
                                    1020 North King Street
                                    Wilmington, DE 19801

                                    PRICKETT, JONES, ELLIOTT, KRISTOL & SCHNEE
                                    Michael Hanrahan
                                    April Caso Ishak
                                    1310 King Street

                                    P.O. Box 1328
                                    Wilmington, DE 19899
                                    Attorneys for Defendants

                                    ROSENTHAL, MONHAIT, GROSS & GODDESS
                                    Joseph A. Rosenthal
                                    Kevin Gross
                                    Suite 1401, Mellon Bank Center
                                    Wilmington, DE 19899
                                    Attorneys for Plaintiff and the Class


         7. For Settlement purposes only, these actions are provisionally certified as class actions on behalf of the Settlement Class.
         8. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection or otherwise contesting the Settlement in this or any other action or proceeding.
         9. The Potential Settlement Class Members (as defined in the Stipulation, other than those who acquire their shares of MPI Preferred Stock after the Record Date) shall have 45 days from the date of the mailing of the Settlement Notice in which to opt out of the Settlement Class and the Settlement (the 45th day shall be referred to herein as the "Final Opt-Out Date") by mailing a letter to the Register in Chancery and to each counsel of record prior to the Final Opt-Out Date setting forth (i) his, her or its name, address, telephone number and social security number or employer identification number, as applicable, (ii) the number of shares of MPI Preferred Stock owned and, if available, the certificate number(s) of the stock certificate(s) representing such shares, (iii) if the shares of MPI Preferred Stock are not or were not held of record or registered in such member's name on the books and records of MPI, the letter shall indicate the name or brokerage firm and account in which such shares of MPI Preferred Stock were registered and shall include evidence of such member's ownership thereof, and (iv) that he, she or it elects to opt out of the Settlement. Any Potential Settlement Class Member who does not return an opt-out election in accordance with the provisions of this Paragraph 9 shall be deemed a member of the Settlement Class.
         10. Pending final determination of whether the Stipulation should be approved, Plaintiff and all members of the Settlement Class and, as to the derivative claim, MPI and its stockholders, or any of them, are barred and enjoined from commencing or prosecuting any action in any forum asserting any claims, either directly, representatively, derivatively or in any other capacity, against any of the Defendants or any other persons or entities which have been or could have been asserted, or which arise out of, or relate in any way to the Settled Claims (as defined in the Stipulation).
         11. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, a Final Order and Judgment shall be entered in substantially the form of Exhibit 1 to the Settlement Notice attached as Exhibit 1 hereto.
     12. If the parties withdraw from the Stipulation or if the Stipulation, including any amendment made in accordance with its terms, is not approved by the Court or is terminated or shall not become effective for any reason whatever, this action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation nor any provision contained in the Stipulation nor any action undertaken pursuant thereto nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in this action or any other action or proceeding.
                        --------------------------------

                                                              Vice Chancellor

         [THIS NOTICE MAY BE MODIFIED TO COMPLY WITH THE REQUIREMENTS OF
      RULE 13E-3 AND/OR RULE 13E-4 OF THE SECURITIES EXCHANGE ACT OF 1934,
                                   AS AMENDED]

             EXHIBIT B TO STIPULATION/EXHIBIT 1 TO SCHEDULING ORDER


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

JOHN WINSTON,                    )
                                 )
         Plaintiff,              )
                                 )
         v.                      )              C.A. Nos. 14807 & 15416
                                 )
LEONARD S. MANDOR, ROBERT A.     )
MANDOR, JOAN LEVINE, HARVEY      )
JACOBSON, GREGORY MCMAHON,       )
GEOFFREY S. AARONSON,            )
MILESTONE PROPERTIES, INC. and   )
CONCORD ASSETS GROUP, INC.,      )
                                 )
         Defendants.

               NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION,
           PROPOSED SETTLEMENT, SETTLEMENT HEARING AND RIGHT TO APPEAR



TO:      TO ALL HOLDERS OF THE $.78 CONVERTIBLE SERIES A PREFERRED
         STOCK OF MILESTONE PROPERTIES, INC. AS OF OCTOBER 23, 1995,
         AND THEIR SUCCESSORS IN INTEREST; and
                  TO ALL HOLDERS OF COMMON STOCK OF MILESTONE PROPERTIES,
                  INC. AS OF                             , 1998:

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT.
ANY REPRESENTATIONS TO THE CONTRARY IS UNLAWFUL.

         PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, THE SETTLEMENT CLASS (EXCEPT FOR PERSONS WHO OPT OUT OF THE SETTLEMENT) AND, AS TO THE DERIVATIVE CLAIM, MPI AND ALL OF ITS STOCKHOLDERS, WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE

SETTLEMENT, OR FROM PURSUING THE SETTLED CLAIMS (AS DEFINED BELOW).

         IF THE COURT APPROVES THE PROPOSED SETTLEMENT, EACH OUTSTANDING SHARE OF $.78 CONVERTIBLE SERIES A PREFERRED STOCK OF MILESTONE PROPERTIES, INC. ("MPI") (EXCEPT FOR SHARES HELD BY DEFENDANTS OR BY PERSONS WHO OPT OUT OF THE SETTLEMENT) WILL BE EXCHANGED FOR $3.00 IN CASH, PAYABLE BY MPI.

         IF  THE  COURT  APPROVES  THE  PROPOSED  SETTLEMENT  AND  THE  PROPOSED
SETTLEMENT IS CONSUMMATED, SUBSTANTIALLY ALL OF THE SHARES OF THE $.78 CONVERTIBLE SERIES A PREFERRED STOCK OF MPI WILL BE ACQUIRED AND CANCELLED BY MPI. UNDER RULES 13E-3 AND 13E-4 PROMULGATED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, SUCH TRANSACTIONS MUST BE DISCLOSED IN A SCHEDULE 13E-3 AND A
SCHEDULE 13E-4. A SCHEDULE 13E-3 AND A SCHEDULE 13E-4 HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, COPIES OF WHICH ARE ANNEXED HERETO AS EXHIBITS A AND B AND INCORPORATED BY REFERENCE HEREIN. IN ADDITION, SUCH SCHEDULES CONTAIN CERTAIN DISCLOSURE REGARDING THE POTENTIAL SALES BY MPI AND TWO OF ITS AFFILIATES OF CERTAIN PROPERTIES WHICH COULD REPRESENT A SUBSTANTIAL PORTION OF MPI'S REAL ESTATE RELATED ASSETS. THE SCHEDULE 13E-3 AND SCHEDULE
13E-4 HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON OR ENDORSED THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THOSE SCHEDULES.

         THE  FOLLOWING   DESCRIPTIONS  OF  THE  ACTIONS  AND  OF  THE  PROPOSED
SETTLEMENT ARE BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES AND DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.

                                                 SUMMARY OF NOTICE


         The following is a summary of certain information contained in this notice (the "Settlement Notice") and the Exhibits hereto. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere herein and in the Exhibits hereto.

         The purpose of this notice is to advise all stockholders of MPI that at __:__ 0 __.m (Eastern Time) on ____________, 1998, a hearing will be held before The Honorable Myron T. Steele, Vice Chancellor of the Court of Chancery at the Kent County Courthouse, 38 The Green, Dover Delaware, to decide whether to approve a proposed Settlement (as defined in the Stipulation and

Agreement of Settlement (the "Stipulation") entered into by the parties to the above-captioned action) of certain class and derivative actions which will directly affect the rights and interests of MPI and its stockholders.
         The proposed Settlement provides that MPI Preferred Stockholders (as defined in the Stipulation) who owned their shares as of __________, 199__ and who do not "opt out" of the Settlement (i.e., send in a written request to be excluded from the Settlement) will surrender their shares of MPI Preferred Stock, which prior to the public announcement of the Settlement had a market value of approximately $0.875 per share, and receive in exchange from MPI on behalf of the Defendants, $3.00 per share in cash.
         The MPI Preferred Stock has been listed on the New York Stock Exchange (the "NYSE") since January 29, 1991 and is publicly traded. Because MPI had fallen below certain of the NYSE's continued listing criteria relating to net income and market value of publicly held shares of MPI's Preferred Stock and Common Stock, the NYSE suspended trading in shares of MPI's Preferred Stock and Common Stock prior to the market opening on July 6, 1998 and subsequently applied to the Securities and Exchange Commission (the "SEC") to delist such issues. MPI has been advised that on or about July 6, 1998, a market developed for trading shares of MPI's Preferred Stock and Common Stock on the OTC Bulletin Board. There can be, however, no assurance as to the prices at which the MPI Preferred Stock will trade prior to or after the consummation of the Settlement or whether an active trading market will develop, or if developed, will continue, for such shares. A Schedule 13E-3 (the "Schedule 13E-3") and a
Schedule  13E-4 (the  "Schedule  13E-4")  (collectively,  the Schedule 13E-3 and
Schedule 13E-4 are referred to herein as the "Schedules"), copies of which are annexed hereto as Exhibit A and Exhibit B and incorporated by reference herein, were filed by MPI with the SEC on _____, 1998. The Schedules disclose that if the Settlement is approved and consummated, substantially all of the MPI Preferred Stock will be acquired and cancelled by MPI. In addition, the Schedules contain certain disclosure regarding the potential sale by MPI and certain of its affiliates of certain properties which could represent a substantial portion of MPI's real estate related assets. As of the date of this Settlement Notice, the SEC has neither approved the Schedules nor reviewed, passed upon or endorsed the accuracy or adequacy of the disclosures contained therein.
         The proposed Settlement would extinguish the claims raised in the class and derivative actions. Several of the claims allege that the rights of MPI Preferred Stockholders were violated in 1995 when MPI transferred certain shopping centers and other commercial properties to its then wholly-owned subsidiary, Union Property Investors, Inc. ("UPI"), and subsequently distributed all of the outstanding common stock of UPI to the MPI Common Stockholders. The other claim raised in the actions alleges that MPI paid too high a purchase price to acquire certain wraparound notes, mortgages and other properties from Concord Assets Group, Inc. ("Concord") in 1995. MPI and the other defendants contend that these claims do not have any merit.
         The proposed Settlement also provides that, subject to court approval, MPI will pay the plaintiffs' attorneys fees and expenses in connection with the class and derivative actions and the Settlement in an amount up to $750,000, which amount will be payable without interest on the first anniversary of the date on which the final order of the Court approving the Settlement becomes final and is no longer subject to appeal (the "Settlement Effective Date").

         Anyone who owned shares of MPI Preferred Stock after October 23, 1995 or who owned shares of MPI Common Stock as of _________, 199__ may submit objections to the proposed Settlement at the settlement hearing by complying with certain specified procedures; alternatively, MPI Preferred Stockholders who owned their shares prior to ________, 199_ may opt out and be excluded from the Settlement. If MPI Preferred Stockholders who own more than 10% of the shares of MPI Preferred Stock outstanding as of __________, 199__ choose to opt out and be excluded from the Settlement, MPI and the other defendants to the actions may elect not to proceed with the Settlement. Shares of MPI Preferred Stock held by stockholders who elect to opt out of the Settlement and who, prior to the effective date of the Settlement, sell or otherwise transfer their shares of MPI Preferred Stock, will not be counted towards such 10% threshold.
         THOSE MPI STOCKHOLDERS WHO ARE IN FAVOR OF THE PROPOSED
SETTLEMENT NEED NOT DO ANYTHING AT THIS TIME. If the proposed Settlement is approved by the Court after a hearing on the fairness of the Settlement, all claims raised in these class and derivative actions will be dismissed with prejudice and the Defendants will forever be released by MPI Preferred Stockholders and, with respect to the derivative claim only, by MPI and all of its stockholders. MPI Preferred Stockholders who own their shares at the time the Settlement becomes effective and who do not opt out of the Settlement will receive instructions for surrendering their shares of MPI Preferred Stock and receiving the cash payment from MPI. MPI Preferred Stockholders who sell or otherwise transfer their shares of MPI Preferred Stock prior to the time the Settlement becomes effective will be bound by the Settlement as described above, but will not be entitled to receive the cash payment.

         If the proposed Settlement is not approved, the actions will continue, and it may be several years before any final determination is made by the courts on the merits of the claims.
                                                 [SPECIAL FACTORS]


                                      [To be included pursuant to Rule 13e-3]
                                       RULE 13E-3 AND RULE 13E-4 TRANSACTION


         If approved and consummated, the proposed Settlement will result in the acquisition and cancellation by MPI of substantially all of the outstanding shares of MPI Preferred Stock, a transaction which would require MPI to file a
Schedule 13E-3 and a Schedule 13E-4 pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended. On _________, 1998, MPI filed such Schedules with the SEC, copies of which are annexed hereto as Exhibit A and Exhibit B and incorporated by reference herein. Each MPI stockholder is urged to read the Schedules in their entirety. As of the date of this Settlement Notice, the SEC has neither approved the Schedule 13E-3 or the Schedule 13E-4 nor reviewed, passed upon or endorsed the accuracy or adequacy of the disclosures contained therein.
                                               THE SETTLEMENT CLASS


         All persons who owned shares of MPI's $.78 Convertible Series A preferred stock as of October 23, 1995 and their successors in interest are "Potential Settlement Class Members." Potential Settlement Class Members who do not opt out of the Settlement will be referred to herein as members of the "Settlement Class" and will be bound by the Settlement if the Court approves it. Since the Settlement entails, among other things, the exchange of MPI Preferred Stock for cash payments, only those members of the Settlement Class who are holders of MPI Preferred Stock as of date on which the Settlement becomes effective (the "Current MPI Preferred Stockholders") and who do not opt out of the Settlement will receive the settlement consideration described herein. Potential Settlement Class Members who sell or otherwise transfer their shares of MPI Preferred Stock prior to the Settlement Effective Date will still be bound by and subject to the terms of the Settlement, but will transfer their right to receive the settlement consideration described herein to the acquirer of their shares of MPI Preferred Stock. MPI Preferred Stockholders who acquire their shares of MPI Preferred Stock after _________, 199__ will not be permitted to opt out, but, if they own their shares on the Settlement Effective Date, will be entitled to receive the settlement consideration.
                                     BACKGROUND AND DESCRIPTION OF THE ACTIONS


         MPI is a Delaware corporation which, through its own operations and those of its subsidiaries, is engaged in the business of acquiring, owning, managing and developing real estate, and other real estate related businesses. Leonard S. Mandor, Robert A. Mandor, Geoffrey Aaronson, Harvey Jacobson and Gregory McMahon, are directors and/or executive officers of MPI, and, at the time of the Transactions (as defined herein) were, along with Defendant Joan LeVine, directors and/or officers of MPI. Defendants Geoffrey Aaronson, Harvey Jacobson and Gregory McMahon were also the only members of the Related Party Transaction Committee of MPI's Board of Directors, which committee was appointed by the Board to evaluate the fairness of possible transactions with parties related to MPI, including the Acquisition (defined herein) challenged by Plaintiff.
         In September 1995, MPI distributed to each holder of common stock of MPI ("MPI Common

Stock") and to each holder of MPI Preferred Stock, a Proxy Statement - Information Statement (the "Proxy Statement") describing certain transactions to be considered and approved at a Special Meeting of MPI's stockholders held on October 23, 1995, whereby: (i) MPI would acquire certain wraparound notes, wraparound mortgages and fee interests from subsidiaries and affiliates of Concord in exchange for $500,005 in cash and the issuance to such subsidiaries and affiliates of Concord of 2,544,654 shares of MPI Common Stock (the
"Acquisition"); (ii) 16 properties owned by MPI would be transferred (the "Transfer") to UPI which was then a wholly-owned subsidiary of MPI; and (iii) UPI would be recapitalized (the "Recapitalization") and thereafter, all of the outstanding shares of UPI's common stock would be distributed to of MPI Common Stockholders on a share-for-share basis and for no consideration (the "Spin-Off") (the Acquisition, Transfer, Recapitalization and Spin-Off and the transactions contemplated thereby, including the Proxy Statement and the special meeting of MPI's stockholders held on October 23, 1995 and the actions contemplated thereby are collectively referred to herein as the "Transactions"). The Acquisition required the approval of a majority of the shares of MPI Common Stock, and the Transfer and Spin-Off were contingent on the approval the Acquisition. On October 23, 1995, the holders of MPI Common Stock approved the Acquisition. The Transfer and the Spin-Off were completed in October 1995 and November 1995, respectively.
         On January 30, 1996, the Plaintiff, a holder of MPI's Preferred Stock, filed a class action complaint on behalf of the MPI Preferred Stockholders in the Delaware Chancery Court (the "Court") claiming that the Transactions breached the Defendants' fiduciary duty and an implied obligation of good faith owed to the holders of the MPI Preferred Stock. On February 12, 1996, the Defendants moved to dismiss the complaint for failure to state a claim.

     The Plaintiff filed an amended complaint on June 5, 1996 that included additional counts challenging the Transactions as violating Section 271 of the Delaware General Corporation Law and several provisions of the Certificate of Designations governing the MPI Preferred Stock. On June 19, 1996, the Defendants moved to dismiss the amended complaint and on October 26, 1996, the Court ruled that the remedy of rescission would not be available in the action. While the remainder of the Defendants' motion to dismiss was before the Court, the Plaintiff, on December 9, 1996, commenced a second action and sought dismissal, without prejudice, of the first action. The second action contained a single claim alleging that the Transactions constituted a breach of fiduciary duty to the MPI Preferred Stockholders. The Defendants moved to dismiss, or in the alternative, to stay the second action. On May 12, 1997, the Court dismissed the second action in its entirety and dismissed the breach of fiduciary duty claim in the first action. The Court also dismissed the claim under Section 271 of the Delaware General Corporation Law on the ground that the Plaintiff had no standing to sue for violation of that statute. The Court denied the motion to dismiss the Plaintiff's contractual claims against MPI which alleges breaches of the Certificate of Designations governing the MPI Preferred Stock, and granted leave to further amend the complaint in the first action to assert a derivative claim challenging the fairness of the Acquisition. The Plaintiff subsequently filed a second amended complaint asserting a breach of fiduciary duty claim. On June 4, 1997, the Plaintiff appealed the Court's ruling of May 12, 1997 insofar as it dismissed the second action and, thereafter, the Defendants moved to dismiss the appeal and cross-appealed from the Court's decision insofar as it declined to dismiss the claims in the first action based on the Certificate of
     Designations. On October 30, 1997, the parties hereto entered into a previous stipulation and agreement of settlement (the "Prior Settlement") pursuant to which MPI's stockholders would release all derivative claims arising in connection with the Transactions and the holders of the MPI Preferred Stock between October 23, 1995 and the date on which the Prior Settlement was consummated would release any claims they may have had against MPI and the other named Defendants arising out of the Transactions. Each MPI Preferred Stockholder who did not opt out of the Prior Settlement and who then owned shares of the MPI Preferred Stock would transfer his or her shares of MPI Preferred Stock to a wholly-owned subsidiary of Concord and receive, in exchange for each share, $0.75 in cash to be paid by MPI plus one share of Preferred Stock of the Concord subsidiary. The Preferred Stock of the Concord subsidiary would have had a liquidation preference of $2.25 per share, would have been required to be redeemed by the Concord subsidiary at $2.25 per share after five years, and would have had no voting or dividend rights. In addition, any stockholder of the Concord subsidiary's preferred stock who did not want to wait the full five years for such shares to be redeemed could have had shares redeemed by the Concord subsidiary at the following prices prior to the fifth year: within 2 years after the Prior Settlement - $1.00 per share; 2-3 years after the Prior Settlement - $1.40 per share; 3-4 years after the Prior Settlement - $1.60 per share; 4-5 years after the Prior Settlement - $1.90 per share. The Concord subsidiary's redemption obligations would have been secured by a Letter of Credit. By correspondence of April 22, 1998, Defendants' counsel informed the Supreme Court and the Court that the Plaintiff had withdrawn from the Prior Settlement. By order of June 11, 1998, the Supreme Court dismissed the Appeal and the Cross Appeal as interlocutory appeals not taken in compliance with Delaware Supreme Court Rule 42, but said that the dismissal ruling did not preclude the Court from determining, upon appropriate application, whether a final judgment should be entered pursuant to Rule 54(b) of the Court. The Plaintiff entered into the Stipulation after taking into account (i) the benefits to the MPI Preferred Stockholders and MPI from the Settlement, (ii) the risks of continued litigation, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (iv) the conclusion by the Plaintiff and his counsel that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of MPI and the MPI Preferred Stockholders. MPI and the other Defendants agreed to enter into the Stipulation after taking into account (i) MPI's indemnification obligations to the individual Defendants under its Certificate of Incorporation, as amended, and its By-laws, (ii) the Settlement's resolution of all claims or potential claims by the MPI Preferred Stockholders and derivative claims by the stockholders of MPI relating to, or arising from, the Transactions, (iii) the Settlement's beneficial impact on the MPI Common Stockholders by settling claims of MPI Preferred Stockholders relating to the right of MPI Preferred Stockholders to convert their shares into MPI Common Stock at a higher ratio as part of the Transactions, and (iv) avoiding delay and significant expenses associated with continued litigation. As part of the Settlement, the parties desired to settle and dismiss with prejudice the Actions and any and all claims that have been or could have been asserted therein by MPI or any and all members of the Settlement Class and any derivative claims arising out of or relating to Transactions (the "Claims") on the terms and conditions reflected in the Stipulation.

THE SETTLEMENT


         The Settlement will bind everyone who owned MPI Preferred Stock since October 23, 1995 except for those who choose to opt out of the Settlement, and provides that each Current MPI Preferred Stockholder who does not opt out of the Settlement shall, in exchange for each share of his or her MPI Preferred Stock, receive $3.00 in cash (the "Cash Payment" or the "Settlement Consideration").
         The MPI Preferred Stock has been listed on the New York Stock Exchange since January 29, 1991 and is publicly traded. Because MPI had fallen below certain of the NYSE's continued listing criteria relating to net income and market value of publicly held shares of MPI's Preferred Stock and Common Stock, the NYSE suspended trading in shares of MPI's Preferred Stock and Common Stock prior to the market opening on July 6, 1998 and subsequently applied to the Commission to delist such issues. MPI has been advised that on or about July 6, 1998, a market developed for trading shares of MPI's Preferred Stock and Common Stock on the OTC Bulletin Board. There can be, however, no assurance as to the prices at which the MPI Preferred Stock will trade prior to or after the consummation of the Settlement or whether an active trading market will develop, or if developed, will continue, for such shares. A Schedule 13E-3 and a Schedule 13E-4 were filed by MPI with the SEC on _____, 1998, disclosing that, if the Settlement is approved and consummated, substantially all of the MPI Preferred Stock will be acquired and cancelled by MPI. In addition, the Schedule 13E-3 and the Schedule 13E-4 contain certain disclosure regarding the potential sale by MPI and certain of its affiliates of certain properties which could represent a substantial portion of MPI's real estate related assets. As of the date of this Settlement Notice, the Commission has neither approved the Schedule 13E-3 or
Schedule 13E-4 nor reviewed, passed upon or endorsed the accuracy or adequacy of the disclosures contained therein.
         If you owned shares of MPI Preferred Stock at any time between October 23, 1995 and _________, 199_ (the "Record Date") and do not wish to be a member of the Settlement Class, you may opt out of and be excluded from the Settlement by following the procedures set forth in the section of this Settlement Notice entitled "RIGHT TO OPT OUT."
         Pursuant to the terms of the Stipulation, if Current MPI Preferred Stockholders owning more than 10% of the shares of MPI Preferred Stock outstanding on the Record Date choose to opt out and be excluded from the
Settlement, MPI and the other Defendants may elect not to proceed with the Settlement. Shares of MPI Preferred Stock held by stockholders who elect to opt out of the Settlement and who, prior to the effective date of the Settlement, sell or otherwise transfer their shares of MPI Preferred Stock, will not be counted towards such 10% threshold.
         Current MPI Preferred Stockholders who opt out of the Settlement, Potential Settlement Class Members who sell or transfer their shares of MPI Preferred Stock prior to the effective date of the Settlement, and MPI Common Stockholders will not receive the Settlement Consideration under the terms of the Stipulation.
         If the Settlement is approved by the Court, (a) the Plaintiff and each Settlement Class member will be releasing all claims alleged in these actions or which relate to the transactions that are the subject of these actions, shall fully, finally and forever compromise, settle, release and dismiss with prejudice, any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, contingent or absolute known or unknown, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, material or immaterial, legal or equitable, (i) which have been, could have been, or in the future can or might be, asserted in the Actions or otherwise by the Plaintiff or any member of the Settlement Class, whether individual or class, (including, without limitation, claims arising under the federal securities laws), against any of the Defendants in the Actions or any of their families, affiliates, associates and subsidiaries, and each of their respective present or former officers, directors, stockholders, agents, employees, attorneys, representatives, financial and other advisors, investment or commercial bankers, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Defendants' Affiliates") and any other person or entity acting for or on behalf of any Defendant (collectively, the " Released Persons"), and (ii) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the Actions (the "Class Claims"), and (b) MPI, the Plaintiff, each Settlement Class Member, each MPI Common Stockholder and each MPI Preferred Stockholder shall fully, finally and forever compromise, settle, release and dismiss with prejudice, any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, contingent or absolute, known or knowable, matured or unmatured, material or immaterial, legal or equitable (i) which have been, could have been, or in the future can or might be, asserted in the Actions (including, without limitation, claims arising under the federal securities laws) or otherwise by or on behalf of MPI against any of the Defendants in the Actions or against any Released Person, and (ii) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the Actions (the "Derivative Claims"). The Class Claims and the Derivative Claim will be referred to collectively herein as the "Settled Claims". The term "Settled Claims" does not include claims arising pursuant to the Stipulation.
     The Settlement will become effective at such time as the Final Order and Judgment approving the Settlement, if entered by the Court, shall become final and not subject to further appeal or review. In the event that the Settlement is not approved, the Stipulation shall be of no further force and effect and each party shall be restored to his, her or its respective position prior to entering into the Stipulation, except that all costs and expenses of providing this Settlement Notice to the Settlement Class and to MPI Common Stockholders shall be paid by MPI.
         The release and dismissal with prejudice described above shall not become effective unless and until the Final Order becomes final and no longer subject to appeal or other contingencies.
                                           REASONS FOR THE SETTLEMENT


         Plaintiff and his counsel have agreed to and are recommending the Settlement based upon the following considerations. First, the Settlement Consideration will provide significant value to Settlement Class members who own their shares of MPI Preferred Stock as of the effective date of the Settlement. Prior to the public announcement of the Settlement, the MPI Preferred Stock had a market value of approximately $0.875 per share. Under the terms of the Settlement, on the effective date of the Settlement, each share of MPI Preferred Stock will be exchanged for $3.00 in cash. Second, there are significant risks in continued litigation. While Plaintiff and his counsel believe the claims asserted are meritorious, there is a possibility of an adverse outcome on liability or damages. Defendants have presented a number of defenses, and already have succeeded in obtaining dismissal of several of the Plaintiff's claims. Third, proceeding with the litigation could result in a substantial delay before the Settlement Class would obtain any recovery. The Delaware Supreme Court had refused to consider the interlocutory appeal of the Court's rulings dismissing portions of Plaintiff's claims. Resolution of further motions, discovery and trial, and ultimately, the issuance of a detailed opinion by the Court after trial could take years to complete before the Plaintiff would be able to raise on appeal the issues which were the subject of his dismissed interlocutory appeal. Following a decision after trial, there may well be an appeal by Defendants of any adverse judgment. Thus, as much as two years or more could pass before the litigation would finally be concluded and MPI and the Settlement Class members could actually recover on a judgment. After considering the foregoing, the Plaintiff and counsel for the Settlement Class have concluded that the Settlement is fair to and in the interest of MPI, the Settlement Class and the members thereof.
                                                SETTLEMENT HEARING


          The Settlement Hearing is scheduled for __:__0 __.m. (Eastern Time) on __________, 199__, before the Honorable Myron T. Steele, Vice Chancellor of the Court of Chancery at ______________, _____________, _____________, Delaware. At the Settlement Hearing the parties will ask the Court (i) to determine whether the Settlement, as reflected in the terms of the Stipulation, is fair, reasonable, adequate and in the best interests of the Settlement Class, the members thereof and MPI, (ii) to determine whether judgment should be entered in the Actions pursuant to the Settlement which will, among other things dismiss the Actions with prejudice, and (iii) to rule on such other matters as the Court may deem appropriate. If you were a holder of shares of MPI Preferred Stock between October 23, 1995 and __________, 199__ and held the stock beneficially for others, or if you were a holder of shares of MPI Common Stock as of ____________, 199__ and held the stock beneficially for others, you are requested to forward this Notice to the beneficial owner. In addition, if you acquire stock for the account of others after the Record Date, you are requested to forward this Notice to the beneficial owner of such shares.

     Additional copies of the Settlement Notice will be made available to you for this purpose upon request directed to MPI at: Milestone Properties, Inc.
                                    150 E. Palmetto Park Road, 4th Floor
                                    Boca Raton, FL  33432
                                    Attention: Director of Stockholder Services


                                       RIGHT TO APPEAR AT SETTLEMENT HEARING


         Any Potential Settlement Class Member who does not opt out of the Settlement and any MPI Common Stockholder who objects to the Stipulation or the Settlement, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the plaintiffs, defendants and their counsel in these actions shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten days prior to the Settlement Hearing, (i) a written notice of the intention to appear, (ii) a detailed statement of such person's objections to any matter before the Court, and (iii) the grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the court to consider, shall be served by hand or first class mail, postage prepaid, with the Register in Chancery and the following counsel of record at the respective addresses listed below:
                                    REGISTER IN CHANCERY
                                    1020 North King Street
                                    Wilmington, DE 19801

                                    PRICKETT, JONES, ELLIOTT, KRISTOL SCHNEE
                                    Michael Hanrahan
                                    April Caso Ishak
                                    1310 King Street
                                    P.O. Box 1328
                                    Wilmington, DE 19899
                                    Attorneys for Defendants


                                    ROSENTHAL, MONHAIT, GROSS & GODDESS
                                    Joseph A. Rosenthal
                                    Kevin Gross
                                    Suite 1401, Mellon Bank Center
                                    Wilmington, DE 19899
                                    Attorneys for Plaintiff and the Class


          Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection or otherwise contesting the Settlement in this or any other action or proceeding.

RIGHT TO OPT OUT

         Potential Settlement Class Members (other than those who acquire shares of MPI Preferred Stock after the Record Date) shall have 45 days from the date of this Settlement Notice in which to opt out of the Settlement Class and the Settlement (the 45th day shall be referred to herein as the "Final Opt-Out Date") by mailing a letter prior to the Final Opt-Out Date to the Register in Chancery and to each counsel of record at the addresses listed in "RIGHT TO APPEAR AT SETTLEMENT HEARING" above, which letter shall set forth (i) the name, address, telephone number and social security number or employer identification number, as applicable, of such stockholder (ii) the number of shares of MPI Preferred Stock owned by such stockholder and, if available, the certificate number(s) of the stock certificate(s) representing such shares, (iii) if the shares of MPI Preferred Stock owned by such stockholder are not or were not held of record or registered in such stockholder's name on the books and records of MPI the letter shall indicate the name or brokerage firm and account in which such shares of MPI Preferred Stock were registered and shall include evidence of such member's ownership thereof, and (iv) that such stockholder elects to opt out of the Settlement. Any Potential Settlement Class Member who does not return an opt-out election on or prior to the Final Opt-Out Date shall be deemed a member of the Settlement Class and shall be bound by, and subject to, the terms and conditions of the Stipulation and all court orders affecting the Settlement Class. Any Potential Settlement Class Member who elects to opt out of the Settlement and, prior to the effective date of the Settlement, sells or otherwise transfers his or her shares of MPI Preferred Stock shall not be entitled to receive the Settlement Consideration and his or her shares of MPI Preferred Stock shall not be included in determining the total number of shares for which opt-out elections have been submitted. In addition, any MPI Preferred Stockholder who acquires his or her shares of MPI Preferred Stock after the Record Date will not be entitled to opt out of the Settlement, although such stockholder will be entitled to receive the Settlement Consideration if such stockholder holds his or her shares of MPI Preferred Stock on the Settlement Effective Date.
                                           INFORMATION CONCERNING MPI


         MPI is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices o the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site at "http://www.sec.gov" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.
         IN ADDITION TO THE SCHEDULES ANNEXED TO THIS NOTICE, EACH MPI STOCKHOLDER IS URGED TO REVIEW THE FOLLOWING PUBLICLY FILED DOCUMENTS OF MPI AND DISCUSS THE TERMS OF THE SETTLEMENT WITH THEIR FINANCIAL AND OTHER ADVISORS:

          1. Annual Report of MPI on Form 10-K, as amended, for the fiscal year ended December 31, 1997;

          2. Quarterly Report of MPI on Form 10-Q for the fiscal quarter ended March 31, 1998;

          3. Quarterly Report of MPI on Form 10-Q for the fiscal quarter ended June 30, 1998; and

          4. The description of the MPI Common Stock and MPI Preferred Stock contained in the Proxy Statement dated September 12, 1995.

          DOCUMENTS RELATING TO MPI (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH MPI PREFERRED STOCKHOLDER AND MPI COMMON STOCKHOLDER TO WHOM THIS NOTICE IS DELIVERED, UPON WRITTEN OR ORAL REQUEST FROM
          MPI AT 150 E. PALMETTO  PARK ROAD,  4TH FLOOR,  BOCA RATON,  FL 33432,
          ATTENTION: KAREN RENZA (TELEPHONE NO. 561-394-9260). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _________________, 1998.

                                 ATTORNEYS' FEES


     If the Settlement is approved by the Court at the Settlement Hearing or at such later time as the Court may direct, Defendants have agreed not to oppose an application by the Plaintiff for attorneys' fees and expenses of Plaintiff's counsel in connection with the Settlement in an aggregate amount not to exceed $750,000. MPI will pay such fees and expenses in the amount awarded by the Court, without interest, on the later to occur of the of the Settlement Effective Date or November 1, 1999.


                        BAR AGAINST FILING OTHER LAWSUITS

     Pending final determination of whether the Stipulation should be approved, the Plaintiff and all members of the Settlement Class and, as to the derivative claim, MPI and its stockholders, shall not commence or prosecute any action in any form asserting any claims, either directly, representatively, derivatively or in any other capacity, against the defendants or any other person or entities which have been or could have been asserted, or which arise out of or relate in any way to, the Settled Claims.

                   SCOPE OF THIS NOTICE AND FURTHER INQUIRIES


          THIS SETTLEMENT NOTICE DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF THE CONSOLIDATED ACTION OR THE PLEADINGS, THE TERMS OF THE SETTLEMENT OR THE SETTLEMENT HEARING. For more complete information concerning the litigation and the proposed Settlement, you may inspect the pleadings, the Stipulation, and other papers and documents filed with the Court in these actions, during normal business hours at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware, Daniel L. Herrmann Courthouse, 1020 King street, New Castle County, Wilmington, Delaware.


          BY   ORDER OF THE COURT:

                                --------------------------------------
                                Register in Chancery                   1998


Dated ____________________, 1998

             EXHIBIT C TO STIPULATION/EXHIBIT 1 TO SETTLEMENT NOTICE



                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


JOHN WINSTON,                            )
                                         )
         Plaintiff,                      )
                                         )
         v.                              )              C.A. Nos. 14807 & 15416
                                         )
LEONARD S. MANDOR ROBERT A.              )
MANDOR, JOAN LEVINE, HARVEY              )
JACOBSON, GREGORY MCMAHON                )
GEOFFREY S. AARONSON,                    )
MILESTONE PROPERTIES, INC. and           )
CONCORD ASSETS GROUP, INC.,              )
                                         )
         Defendants.                     )

                                                   FINAL ORDER AND JUDGMENT


         A hearing having been held before this Court on ___________________, pursuant to the Court's Order of __________ __, 1998 (the "Scheduling Order"), upon a Stipulation and Agreement of Settlement, dated __________ __, 1998 (the "Stipulation"), of the above-captioned actions (the "Actions"), which
Stipulation and Scheduling Order are incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement (as defined in the Stipulation); the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard or desiring to opt out of the Settlement in accordance with the Scheduling Order; the Court having determined that notice to the Settlement Class certified in the Actions and to the MPI Common Stockholders as of the Record Date (as each of such terms is defined in the Stipulation) pursuant to the aforesaid Scheduling Order was adequate and sufficient and the entire matter of the proposed Settlement having been heard and considered by the Court;
         IT IS HEREBY ORDERED, ADJUDGED AND DECREED this ____ day of ____________, 1998, that:

     1. The form and manner of notice given to the members of the Settlement Class and to the MPI Common Stockholders as of the Record Date is hereby determined to have been the best practicable notice under the circumstances and to have been given in full compliance with the requirements of due process and of Chancery Court Rules 23 and 23.1.
         2. Certification of a class is appropriate because (i) the Settlement Class is so numerous that joinder of all members is impracticable, (ii) there are questions of law or fact common to the Settlement Class, (iii) the claims of Settlement Class Plaintiff are typical of the claims of the other Settlement Class members, and (iv) the Settlement Class Plaintiff has fairly and adequately protected the interests of the Settlement Class. The Court further finds that the Settlement Class meets the criteria of Chancery Court Rule 23(b)(3) in that questions of law or fact common to the members of the Settlement Class predominate over any questions affecting only individual members and a class action is superior to other available methods for the fair and efficient adjudication of the controversy. Settlement Class members objecting to the Settlement who acquired their shares of MPI Preferred Stock prior to the Record Date had ample opportunity to object to the Settlement or opt out of the Settlement Class. With respect to Settlement Class Members who acquire their shares of MPI Preferred Stock subsequent to the Record Date, the criteria of Chancery Court Rule 23(b)(2) are met because Milestone Properties, Inc. ("MPI") has acted with respect to the rights of such stockholders in a manner generally consistent with Settlement Class Members who acquired their shares of MPI Preferred Stock prior to the Record Date, and their claim relating to the MPI Preferred Stock would be for injunctive relief or corresponding declaratory relief.
         3. In approving settlement of the class and derivative claims, the Court has considered (a) the probability of the validity of Plaintiff's claims;
(b) the apparent difficulty of enforcing claims through the courts; (c) the collectability of any judgments; (d) the delay, expense and trouble of litigation; (e) the consideration to be received by the Settlement Class as compared with the potential recovery for the Settlement Class if the Actions were litigated to a conclusion; (f) the views of the parties as to the terms of the Settlement, both pro and con; and (g) the adequacy of representation by counsel for the Plaintiff.

     4. The Settlement is approved as fair, reasonable, adequate and in the best interests of the Settlement Class, the members thereof, MPI and its stockholders and shall be consummated by the parties to the Stipulation in accordance with its terms and subject to its conditions.

        5. The Actions are hereby dismissed with prejudice against Plaintiff and each member of the Settlement Class on the merits, each party to bear its own costs, except as provided herein, and (a) MPI, the Plaintiff and each Settlement Class member shall fully, finally and forever compromise, settle, release and dismiss with prejudice, any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, contingent or absolute, known or unknown, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, material or immaterial, legal or equitable, (i) which have been, could have been, or in the future can or might be, asserted in the Actions or otherwise by the Plaintiff or any member of the Settlement Class, whether individual or class, (including, without limitation, claims arising under the federal securities laws), against any of the Defendants in the Actions or any of their families, affiliates, associates and subsidiaries, and each of their respective present or former officers, directors, stockholders, agents, employees, attorneys, representatives, financial and other advisors, investment or commercial bankers, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Defendants' Affiliates") and any other person or entity acting for or on behalf of any Defendant (collectively, the "Released Persons"), and (ii) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the Actions (the "Class Claims"), and (b) MPI, the Plaintiff, each Settlement Class Member, each MPI Common Stockholder and each MPI Preferred Stockholder shall fully, finally and forever compromise, settle, release and dismiss with prejudice, any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, contingent or absolute, known or knowable, matured or unmatured, material or immaterial, legal or equitable (i) which have been, could have been, or in the future can or might be, asserted in the Actions (including, without limitation, claims arising under the federal securities laws) or otherwise by or on behalf of MPI against any of the Defendants in the Actions or against any Released Person, and (ii) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the
Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the Actions (the "Derivative Claims"). The Class Claims and the Derivative Claim will be referred to collectively herein as the "Settled Claims". The term "Settled Claims" does not include claims arising pursuant to the Stipulation.
     6. Notwithstanding any other provision of this Order, the dismissal with prejudice and releases provided for in paragraph 5 of this order shall not become effective as to any Released Person until the Final Order approving the Settlement becomes final and is no longer subject to appeal, whether by the passage of time, affirmance on appeal or otherwise, and subject to the satisfactory completion of obligations and contingencies contained in the Stipulation.

     7. The Plaintiff and all members of the Settlement Class and, as to the derivative claim, MPI and all stockholders of MPI, directly, representatively, derivatively or in any other capacity, are permanently barred and enjoined from instigating, instituting, commencing, asserting, prosecuting, continuing or participating in any way in the maintenance of any of the Settled Claims in any court or tribunal of this or any other jurisdiction.

     8. The attorneys for the Plaintiff are awarded attorneys fees and expenses in the aggregate amount of $_________ to be paid by MPI in accordance with the terms of the Stipulation.

     9. Without affecting the finality of this Final Order and Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the settlement.


                                                     ------------------------
                                                     Myron T. Steele
                                                     Vice Chancellor